As filed with the Securities and Exchange Commission on June 18, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Teradyne, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2272148
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

321 Harrison Avenue

Boston, Massachusetts 02118

(617) 482-2700

(Address of Principal Executive Offices) (Zip Code)

Teradyne, Inc. 1996 Employee Stock Purchase Plan

(Full Title of the Plan)

Eileen Casal, Esq.

Teradyne, Inc.

321 Harrison Avenue

Boston, Massachusetts 02118

(Name and Address of Agent For Service)

(617) 482-2700

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Kevin M. Barry, Esq.

Testa, Hurwitz & Thibeault, LLP

125 High Street

Boston, Massachusetts 02110

(617) 248-7000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (Par Value $.125)	5,000,000	$20.69(1)	$103,450,000	$13,107.12
TOTAL:	5,000,000 shares		$103,450,000	$13,107.12
Common Stock Purchase Rights (2)	—	—	—	—

(1)	The exercise price applicable to such shares is not currently known. The price of $20.69 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the New York Stock Exchange on June 14, 2004, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

(2)	Pursuant to the Rights Agreement of the Registrant between the Registrant and Fleet National Bank, one common share purchase right of the Registrant (each a “Right”) is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

This Registration Statement registers additional securities of the same class as other securities for which Registration Statement Nos. 333-07177, 333-56373 and 33-101983 on Form S-8, each relating to the Registrant’s 1996 Employee Stock Purchase Plan, as filed with the Securities and Exchange Commission (the “Commission”) on June 28, 1996, June 9, 1998 and December 19, 2002, respectively, are effective. Pursuant to General Instruction E of Form S-8, the contents of the above listed Registration Statements are hereby incorporated by reference herein.

Item 3.	Incorporation of Documents by Reference

In addition to the documents incorporated by reference in Item 3 of Registration Statement Nos. 333-07177, 333-56373 and 33-101983 on Form S-8, the following documents filed with the Commission are incorporated by reference in this Registration Statement:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2004 filed May 14, 2004 and Current Reports on Form 8-K filed on January 12, 2004 and April 12, 2004.

c)	The section entitled “Description of Common Stock” contained in the Registrant’s Registration Statement on Form S-3 (SEC File No. 333-47564) initially filed with the Commission on October 6, 2000, as amended.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2000, File No. 001-06462)*

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 001-06462)*

4.3	Rights Agreement between the Registrant and Fleet National Bank dated as of November 17, 2000 (filed as Exhibit 4.1 to the Registrant’s Form 8-K filed on November 20, 2000, File No. 001-06462)*

4.4	1996 Employee Stock Purchase Plan, as amended**

5	Opinion of Testa, Hurwitz & Thibeault, LLP**

23.1	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)**

23.2	Consent of PricewaterhouseCoopers LLP**

24	Power of Attorney (included on signature page hereto)**

*	Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 18th day of June, 2004.

TERADYNE, INC.

By:	/s/ GREGORY R. BEECHER
Gregory R. Beecher
Vice President, Chief Financial Officer and Treasurer

We, the undersigned officers and directors of Teradyne, Inc., hereby severally constitute and appoint Gregory R. Beecher and Michael A. Bradley, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Teradyne, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ MICHAEL A. BRADLEY Michael A. Bradley	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2004

/s/ GREGORY R. BEECHER Gregory R. Beecher	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 18, 2004

/s/ G. RICHARD MACDONALD G. Richard MacDonald	Controller (Principal Accounting Officer)	June 18, 2004

/s/ JAMES W. BAGLEY James W. Bagley	Director	June 18, 2004

/s/ ALBERT CARNESALE Albert Carnesale	Director	June 18, 2004

/s/ GEORGE W. CHAMILLARD George W. Chamillard	Director	June 18, 2004

/s/ JOHN P. MULRONEY John P. Mulroney	Director	June 18, 2004

/s/ VINCENT M. O’REILLY Vincent M. O’Reilly	Director	June 18, 2004

/s/ ROY A. VALLEE Roy A. Vallee	Director	June 18, 2004

/s/ PATRICIA S. WOLPERT Patricia S. Wolpert	Director	June 18, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2000, File No. 001-06462)*

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 001-06462)*

4.3	Rights Agreement between the Registrant and Fleet National Bank dated as of November 17, 2000 (filed as Exhibit 4.1 to the Registrant’s Form 8-K filed on November 20, 2000, File No. 001-06462)*

4.4	1996 Employee Stock Purchase Plan, as amended**

5	Opinion of Testa, Hurwitz & Thibeault, LLP**

23.1	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)**

23.2	Consent of PricewaterhouseCoopers LLP**

24	Power of Attorney (included on signature page hereto)**

*	Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**	Filed herewith.